                                                                   EXHIBIT 10.63

                                 LEASE AGREEMENT
                                 BURTON HILLS IV
                                       AND
                                  SYMBION, INC.

                              - TABLE OF CONTENTS -

                                                                                  Page No.
                                                                                  --------
ARTICLE 1 - LEASE OF PREMISES...................................................     1

ARTICLE 2 - TERM AND POSSESSION.................................................     3

ARTICLE 3 - RENT................................................................     4

ARTICLE 4 - SECURITY DEPOSIT....................................................     6

ARTICLE 5 - OCCUPANCY AND USE...................................................     7

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES...............................     8

ARTICLE 7 - REPAIRS, MAINTENANCE, ALTERATIONS, and IMPROVEMENTS AND FIXTURES....    10

ARTICLE 8 - FIRE OR OTHER CASUALTY; CASUALTY INSURANCE..........................    11

ARTICLE 9 - GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE.............    12

ARTICLE 10 - EMINENT DOMAIN.....................................................    13

ARTICLE 11 - LIENS..............................................................    13

ARTICLE 12 - RENTAL, PERSONAL PROPERTY AND OTHER TAXES..........................    14

ARTICLE 13 - ASSIGNMENT AND SUBLETTING..........................................    14

ARTICLE 14 - TRANSFERS BY LANDLORD..............................................    15

ARTICLE 15 - DEFAULTS AND-REMEDIES..............................................    15

ARTICLE 16 - LANDLORD'S RIGHT TO RELOCATE TENANT................................    17

ARTICLE 17 - NOTICE AND PLACE OF PAYMENT........................................    18

ARTICLE 18 - ENVIRONMENTAL REPRESENTATIONS, COVENANTS AND INDEMNITIES...........    18

ARTICLE 19 - MISCELLANEOUS GENERAL PROVISIONS...................................    19

SCHEDULE OF EXHIBITS............................................................    23

EXHIBIT A-1     DESCRIPTION OF LAND.............................................    24

EXHIBIT A-2     DESCRIPTION OF LEASED PREMISES..................................    25


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

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EXHIBIT B       LEASEHOLD IMPROVEMENTS WITH RESPECT TO LEASED PREMISES..........    27

EXHIBIT C       RULES AND REGULATIONS...........................................    28

EXHIBIT D       ESTOPPEL CERTIFICATE............................................    31

EXHIBIT E       COMMENCEMENT DATE AGREEMENT.....................................    32

EXHIBIT F       WORK LETTER AGREEMENT...........................................    34

EXHIBIT G       SPECIAL STIPULATIONS............................................    40

EXHIBIT H       JANITORIAL SCHEDULE - TENANT SPACE (LEASED PREMISES)............    41

EXHIBIT I       BUILDING SYSTEMS AND TECHNOLOGY.................................    44

                                 LEASE AGREEMENT
                                 BURTON HILLS IV
                                       AND
                                  SYMBION, INC.

         THIS LEASE ("Lease"), made this 26th day of June, 2001, by and between BURTON HILLS IV PARTNERS, a Tennessee General Partnership ("Landlord") and SYMBION, INC., a Tennessee corporation ("Tenant"),

                              W I T N E S S E T H:

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions hereinafter set forth, office space in the office building described below that is commonly known as Burton Hills IV, Nashville, Davidson County, Tennessee (the "Building") , and which is or shall be situated on the tract of land described in Exhibit A-1 attached hereto (the "Land"), for the term hereinafter specified. The space in the Building hereby leased to Tenant is set forth in Item B of the Basic Lease Provisions and is outlined on Exhibit A-2 attached hereto (the "Leased Premises"). Tenant also shall have the non-exclusive right in common with the other tenants of the Building to use the Common Areas (as defined in Section 19.03 hereof) subject to the terms and conditions hereinafter set forth. The Building shall conform in all material respects to the specifications set forth on Exhibit I attached hereto.

Section 1.02.  Basic Lease Provisions.

A.    Building Name:   Burton Hills IV
      Address:         Burton Hills Boulevard
                       Nashville, Tennessee 37215

B. Rentable Area of Leased Premises: Approximately 45,000 rentable square feet (the top two full floors of the building);

C. Building Expense Percentage: Approximately 33.33% (45,000/135,000 rentable square feet, actual percentage subject to verification of rentable area within the Leased Premises and the Building following completion of construction);

D.    Minimum Annual   Year l:  $24.00/RSF $1,080,000 Annually $90,000 Monthly.
      Rent:            Year 2:  $24.00/RSF $1,080,000 Annually $90,000 Monthly.
                       Year 3:  $24.00/RSF $1,080,000 Annually $90,000 Monthly.
                       Year 4:  $26.00/RSF $1,170,000 Annually $97,500 Monthly.
                       Year 5:  $26.00/RSF $1,170,000 Annually $97,500 Monthly.
                       Year 6:  $27.00/RSF $1,215,000 Annually $101,250 Monthly.
                       Year 7:  $27.00/RSF $1,215,000 Annually $101,250 Monthly.
                       Year 8:  $28.00/RSF $1,260,000 Annually $105,000 Monthly.
                       Year 9:  $28.00/RSF $1,260,000 Annually $105,000 Monthly.
                       Year 10: $28.00/RSF $1,260,000 Annually $105,000 Monthly.

      The dollar amounts of the annual and monthly rental payments set forth above are subject to adjustment based upon final determination of the Rentable Area of the Leased Premises, and any changes therein shall be set forth in the Commencement Date Agreement attached hereto as Exhibit E.

E.    Monthly Rental Installments: According to the above schedule;

F. Term:Ten (10) years and zero (0) months (plus the number of days in the month the Commencement Date occurs if less than a full calendar month);

G.    Target Commencement Date: November 1, 2002;

H. Security Deposits: An amount equal to one month's rent, $90,000, is payable as a standard security deposit, and is due upon execution of this Lease. An additional sum equal to one month's rent, $90,000, shall be payable on the date of the commencement of Tenant Improvements for the Leased Premises, such additional sum to be applied to the first month's rent due November 1, 2002. See Article 4 for requirements for refund.

I. Brokers: Rita M. Cox, Broker, The Martin Companies and Alex S. Palmer & Company;

J.    Permitted Use: General office purposes;

K.    Space Plan Approval Date: March 1, 2002 (See Exhibit B);

L. Options: Right of First Refusal (See Special Stipulations-Exhibit G) and Five Year Extension Options (See Section 2.07);

M.    Expiration Date: The last day of the month that is one hundred twenty
      (120) months after the month in which the Commencement Date occurs (plus number of days, if any, in a partial calendar month), or such earlier date of any termination of this Lease;

N.    Address for payments and notices:

      Landlord:    Burton Hills IV Partners
                   c/o Alex S. Palmer & Company
                   Palmer Plaza, Suite 1600
                   1801 West End Avenue
                   Nashville, TN 37203

      Tenant*:     Symbion, Inc.
                   Burton Hills IV Office Building
                   40 Burton Hills Blvd.
                   Nashville, TN 37215

      * Prior to the Lease Commencement Date, all notices to the Tenant shall be sent to the following address:

                   Symbion, Inc.
                   3401 West End Avenue, Suite 760
                   Nashville, TN 37203

O. Delinquency Interest Rate: An annual percentage rate of interest equal to three percentage points (3%) in excess of the "Prime Rate" from time to time published in the Money Rates section of The Wall Street Journal, which rate as published on the last publication day in any month shall be deemed to be the appropriate reference rate for the entire next succeeding calendar month; provided, however, that in no event shall the Delinquency Interest Rate exceed the maximum contract rate of interest from time to time allowed to be charged under applicable law. Should The Wall Street Journal cease the publication of its Prime Rate, the Lessor shall have the right to designate a comparable reference rate.

P. Lease Month: The calendar month or partial calendar month in which the Commencement Date occurs, and each subsequent calendar month during the Tenn.

Q. Lease Year: The period ending on the last day of the twelfth (12th) month after the month in which the Commencement Date occurs, and the successive annual period(s), if any, ending on each subsequent anniversary of said date.

ARTICLE 2 -- TERM AND POSSESSION

Section 2.01. Term. The term of this Lease shall be the period of time specified in Item F of the Basic Lease Provisions and shall commence on: (i) the date thirty (30) days after the Tenant's Work Completion Date, as defined in Section 2.2(a) of the Work Letter Agreement, Exhibit F ; or (ii) such earlier date as Tenant takes possession or commences use of the Leased Premises and is obligated hereunder to commence payment of Minimum Annual Rent. The date of commencement as defined above, hereinafter called the "Commencement Date," and the "Expiration Date" shall be confirmed by Tenant as provided in Section 2.03.

Section 2.02. Construction of Tenant Finish Improvements and Possession. Landlord agrees to perform and complete the work on the tenant finish improvements in the Leased Premises as set out in Exhibit B, subject to events and delays due to causes beyond its reasonable control, and shall give written notice of the day on which its work shall be completed. From and after receipt of said notice or earlier with the consent of Landlord, Tenant shall have the right and privilege of going onto the Leased Premises to complete interior decoration work and to prepare the Leased Premises for its occupancy; provided, however, that its schedule in so doing shall be communicated to Landlord and the approval of Landlord secured so as not to interfere with other work of Landlord being carried on at the time; and provided further that Landlord shall have no responsibility or liability whatsoever for any loss or damage to any of Tenant's leasehold improvements, fixtures, equipment or any other materials installed or left in the Leased Premises prior to the Commencement Date.

Section 2.03. Tenant's Acceptance of the Leased Premises. Within thirty (30) days following delivery of possession of the Leased Premises to Tenant as herein provided, Tenant shall execute a Commencement Date Agreement in the form attached hereto as Exhibit E acknowledging (i) the Commencement Date and the Expiration Date of this Lease, and (ii) that Tenant has accepted the Leased Premises for occupancy and that the condition of the Leased Premises, including the tenant finish improvements constructed thereon by Landlord and the Building, was at the time satisfactory and in conformity with the provisions of this Lease in all respects, provided that any defects, including so-called "punchlist items", as to which Tenant shall have given written notice to Landlord within thirty (30) days after such delivery, shall have been corrected. If such defects and punchlist items have not then been corrected, Landlord shall promptly thereafter correct all such defects and punchlist items, and promptly upon correction of same, Tenant shall execute and deliver such Commencement Date Agreement. Such Commencement Date Agreement shall become a part of this Lease.

Section 2.04. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Leased Premises without terminating this Lease, Tenant shall promptly surrender the Leased Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in good order, condition and repair, ordinary wear and tear excepted, failing which Landlord may restore the Leased Premises to such condition at Tenant's expense. Upon such expiration or termination, Tenant shall have the right to remove its personal property (as described in Article 7). Tenant shall promptly repair any damage caused by any such removal, and shall restore the Leased Premises to the condition existing prior to the installation of the items so removed, ordinary wear and tear excepted. This provision shall survive the expiration or earlier termination of this Lease.

Section 2.05. Holding Over. If Tenant holds over after the expiration or earlier termination of this Lease with the consent of Landlord, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of Tenant's then current rental rate including any additional rent for the Leased Premises in effect upon the date of such expiration or earlier termination (subject to adjustment as provided in Article 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute consent to a holdover hereunder or result in a renewal. Notwithstanding the foregoing provision, no holding over by Tenant shall operate to extend this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant's being given thirty (30) days prior written notice from Landlord to vacate. The foregoing provisions of this Section
2.05 are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

Section 2.06. Quiet Enjoyment. So long as Tenant is not in default hereunder, Landlord covenants and agrees that Tenant may peaceably hold and quietly enjoy the Leased Premises subject to and upon the terms and conditions of this Lease.

Section 2.07. Extension Option. Tenant shall have two options to extend the Term of the Lease for successive periods of sixty (60) months each; provided Tenant is not in default hereunder at the time of the exercise of such option. Notice of the exercise of Tenant's option to extend shall be given to Landlord not less than nine (9) months prior to the expiration of the then effective Term hereof. Unless otherwise negotiated between Tenant and Landlord, Minimum Annual Rent and Monthly Rental Installments during any extension of the Term will be at the prevailing market rate for first-class office space in the Green Hills/Burton Hills market at the time of the exercise of the extension option, but in no event less than 95% of the rate in effect for the Leased Premises during the final year of the initial term of this Lease or the final year of the first option period, as the case may be. Adjustments outlined in Sections 3.02 and
3.03 of this Lease, and all other terms, conditions and provisions of this Lease shall continue in full force and effect and be applicable during any extension.

Section 2.08. Space Reduction Option. Landlord hereby grants Tenant the option to reduce the space rented under this Lease by not more than 10,000 Rentable Square Feet, provided that Tenant provides Landlord written notice of its exercise of such option (and the number of Rentable Square Feet by which it wishes to reduce the Lease Premises) by no later than March 1, 2002. Absent Landlord's receipt of such notice by March 1, 2002, the option hereby granted shall lapse and be of no further force or effect. If, however, Tenant provides Landlord with timely notice of the exercise of such option, the parties agree to enter into an amendment to this Lease appropriately adjusting the Minimum Annual Rent and other rents due hereunder, the amount of the Allowance for Tenant Improvements, the commissions otherwise payable hereunder, and any other terms impacted by Tenant's exercise of such option.

ARTICLE 3 -- RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord as Minimum Annual Rent for the Leased Premises the sums specified in Item D of the Basic Lease Provisions, payable in equal consecutive Monthly Rental Installments as specified in Item E of the Basic Lease Provisions, in advance, without notice, and without deduction or offset except as expressly provided for herein, on or before the first day of each and every calendar month during the term of this Lease; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Monthly Rental Installment for such first or last fractional month shall be prorated; and provided, further, that in the event the Lease Premises are ready for occupancy by Tenant prior to November l, 2002, and Tenant in fact occupies the Leased Premises before such date, Tenant shall not be required to commence payment of Minimum Annual Rent (and thus the Commencement Date shall not be deemed to have occurred) until November l, 2002, except in the event Tenant has been relieved from its obligation to pay rent under its existing lease for office space on West End Avenue prior to such date, in which case the Commencement Date will be deemed to have occurred on the first day after the last day with respect to which Tenant was required to pay rent for such West End Avenue office space.

Section 3.02.  Annual Rental Adjustment.

A. Definitions. For purposes of this Section 3.02, the following definitions shall apply:

     1. "Annual Rental Adjustment" -- shall mean the amount of Tenant's Proportionate Share of Operating Expenses for a particular calendar year.

     2. "Operating Expenses" -- shall mean the amount of all of Landlord's direct costs and expenses paid or incurred in operating and maintaining the Building (including the Common Areas (as defined in Section 19.03 hereof) and the land described in Exhibit A-1) for a particular calendar year as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, including all additional direct costs and expenses of operation and maintenance of the Building that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied, including by way of illustration and not limitation: all general real estate taxes and all special assessments levied against the Building (hereinafter called

          "real estate taxes"), other than penalties for late payment; costs and expenses of contesting the validity or amount of real estate taxes; insurance premiums, water, sewer, electrical and other utility charges other than any separately billed electrical and other charges paid by Tenant as provided in this Lease; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; rubbish removal; snow removal; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management fees (not exceeding 4% of annual gross rental income for the Building); wages and related employee benefits payable for the maintenance and operation of the Building; amortization of capital improvements made more than five (5) years following the Commencement Date of this Lease that produce a net reduction in operating costs, together with an assumed interest factor equal to the prime rate of SouthTrust Bank or its successor, plus two percent (2%) per annum, on the unamortized balance thereof; and in general all other costs and expenses that would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses. There shall also be included in Operating Expenses the cost (or portion thereof reasonably allocable to the Building, amortized over such period as Landlord shall reasonably determine, together with an assumed interest factor equal to the prime rate of SouthTrust Bank or its successor, plus two percent (2%) per annum, on the unamortized balance) of any capital improvements made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed. Notwithstanding the foregoing, Operating Expenses shall not include
          (i) the cost of alterations to space in the Building leased or to be leased to others; (ii) depreciation, interest and principal payments of mortgages and other debt costs, if any; (iii) federal, state and city income, excess profit, gift, estate, succession, inheritance, franchise and transfer taxes, and any other taxes relating to the operation of Landlord's business but not the Building; (iv) expenses for capital improvements made to the Building or Common Areas except any capital improvements which results in savings of labor or other costs to the extent of the lesser of the cost of such capital improvements amortized over its useful life or the annual cost savings resulting from such capital improvement; (v) those expenses incurred in leasing space in the Building; and (vi) any cost or expenditure or any portion thereof for which Landlord has been reimbursed, whether by insurance proceeds or otherwise, except reimbursements or other payments from other tenants of the Building in respect to costs and expenses which are Operating Expenses.

     3. "Building Expense Percentage" -- shall mean the percentage specified in Item C of the Basic Lease Provisions. This percentage was determined by dividing the Rentable Area of Leased Premises as specified in Item B of the Basic Lease Provisions by the total rentable area in the Building.

Notwithstanding the foregoing, in the event that any Building tenant is solely and individually responsible for payment of one or more components of Operating Expenses as they relate solely to such tenant's leased premises (e.g., such tenant's electrical service is separately metered and billed to such tenant), the Building Expense Percentage of each other Building tenant (including Tenant) with respect to such component(s) of Operating Expenses as they relate to other leased premises in the Building shall be increased so as to be a fraction, the numerator of which is such other tenant's rentable area of leased premises, and the denominator of which is the aggregate rentable area of leased premises of all tenants not solely and individually responsible for payment of such component(s) as they relate to their own leased premises.

     4. "Landlord's Share of Operating Expenses" -- shall be an amount equal to the greater of (i) $7.25 per square foot of the Rentable Area of the Leased Premises, or (ii) an amount equal to the Base Year Expense Stop times the square feet within the Rentable Area of Leased Premises as specified in Item B of the Basic Lease Provisions. The Base Year Expense Stop shall be an amount equal to the Operating Expenses (as measured per rentable square foot) actually incurred during the calendar year, 2003, grossed up to an annualized ninety-five percent (95%) or greater occupancy and for fully-assessed annual taxes.

     5. "Tenant's Proportionate Share of Operating Expenses" shall be an amount equal to the remainder of (i) the product of Tenant's Building Expense Percentage times the Building Operating

          Expenses, less (ii) Landlord's Share of Operating Expenses; provided, however, Tenant's Proportionate Share of Operating Expenses shall not increase at a rate in excess of five percent (5%) per annum on a cumulative basis, provided further that increases in cost of Building electricity, taxes and insurance shall not he included in this limitation.

         B. Payment Obligation. In addition to the Minimum Annual Rent specified in this Lease, Tenant shall pay to Landlord as additional rent for the Leased Premises, in each calendar year or partial calendar year during the term of this Lease, an amount equal to the Annual Rental Adjustment for such calendar year or partial calendar year.

         1. Tenant's Annual Proportionate Share of Building Operating Expenses -- The Annual Rental Adjustment shall be estimated annually by Landlord. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment.

         2. Increases in Estimated Annual Rental Adjustment -- If real estate taxes, the cost of utility or janitorial services or any other Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year.

         3. Adjustment to Actual Annual Rental Adjustment -- Following the end of each calendar year (or partial calendar year, as appropriate) during the term of this Lease, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Annual Rental Adjustment during such period. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant; as the case may be, the difference between the actual amount of Tenant's Annual Rental Adjustment for such period and the estimated amount paid by Tenant for such period. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then the actual amount of Tenant's Proportionate Share of Operating Expenses for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year.

         4. Tenant Verification -- Only upon twenty (20) days written notice to Landlord, Tenant or its accountants shall have the right to inspect, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord's statement of the actual amount of Tenant's Annual Rental Adjustment, such of Landlord's books of account and records as reasonably pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof.

Section 3.03. Contribution for Certain Tenant Finish Improvements. Tenant shall pay to Landlord all costs of Tenant's Work for tenant finish improvements in excess of the Allowance, as provided for in Exhibit B and Exhibit F.

ARTICLE 4 -- SECURITY DEPOSIT

As security for the performance and observance by Tenant of all of its obligations under this Lease, Tenant has deposited with Landlord the sum specified in Item H of the Basic Lease Provisions, which sum shall be held by Landlord as a security deposit during the terms of this Lease. If Tenant performs and observes all of the terms, conditions and covenants of this Lease that are required to be performed and observed by it, Landlord shall return the security deposit, or balance thereof then held by Landlord, to Tenant within sixty (60) days after the expiration of this Lease or after Tenant surrenders possession of the Leased Premises, whichever is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions, or covenants of this Lease, then Landlord may, at its option and without notice, apply all or any part of the security deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the term of this Lease the full amount of the security deposit. Landlord shall not be required to hold the security deposit as a separate account, but may commingle it with Landlord's other funds. Unless and until any security deposit is applied to payment of rent or cure of any other default, Landlord shall pay Tenant interest on the security deposits of Tenant held by Landlord at the rate of 5% per annum, which interest shall be paid as a credit, first against the Annual Rental Adjustment, and second against the Minimum Annual Rent from time to time due and payable under this Lease. After the first five (5) years of the Lease Term have expired and no default or event of default then exists hereunder, Landlord shall at Tenant's request refund Tenant's security deposit then remaining unapplied to Tenant's obligations hereunder, provided that at such time as the request for such refund is made, Tenant is determined to be a credit-worthy tenant, such determination to be made by Landlord in the exercise of its discretion.

In the event of a sale of the Building, Landlord shall have the right to transfer the security deposit to its purchaser, and Landlord shall thereupon be released from all responsibility for the return of such deposit; and Tenant agrees to look solely to the new purchaser for the return of such deposit. In the event of an assignment of this Lease by Tenant, the security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the `return of such deposit to the assignor.

ARTICLE 5 -- OCCUPANCY AND USE

Section 5.01. Occupancy. Tenant shall use and occupy the Leased Premises for the purposes set forth in Item J of the Basic Lease Provisions and shall not use the Leased Premises for any other purpose except with the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use. In connection with its use of the Leased Premises, Tenant agrees to do the following:

A. Tenant shall use the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner.

B. Tenant shall not use the Leased Premises for any unlawful purpose or act; shall not commit or permit any waste or damage to the Leased Premises; shall comply with and obey all laws, regulations and orders of any governmental authority or agency, all reasonable directions of the Landlord, including the Building Rules and Regulations attached hereto as Exhibit C, as the same may be modified from time to time by Landlord on reasonable notice to Tenant; shall not do or permit anything to be done in or about the Leased Premises that will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Building Rules and Regulations, but agrees to take reasonable measures to assure such other tenant's compliance.

C. Tenant shall not overload the floors of the Leased Premises beyond their designed weight-bearing capacity, which Landlord has determined to be seventy (70) pounds per square foot live load, including an allowance for partition load. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures that Tenant desires to place in the Leased Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture that exceeds the weight limit specified herein.

D. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner that would, in Landlord's opinion, invalidate any, policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Leased Premises and attributable to the use being made of the Leased Premises by Tenant.

E. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby and on or adjacent to the access door or doors to the Leased Premises.

Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

A. Landlord may install such signs, advertisements or notices or tenant identification information on the directory board or tenant access doors, as it shall deem necessary or proper.

B. Landlord shall approve or disapprove, prior to installation, all types of drapes; shades and other window coverings used in the Leased Premises, and may control all internal lighting that may be visible from outside the Leased Premises.

C. Landlord shall approve or disapprove all sign painting and lettering used on the Leased Premises and the Building, including the suppliers thereof.

D. Landlord may grant to any person the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Leased Premises for the use permitted in Item J of the Basic Lease Provisions.

E. Landlord may control the Common Areas in such manner as it deems necessary or proper, including by way of illustration and not limitation: requiring all persons entering or leaving the Building to identify themselves and their business in the Building; excluding or expelling any peddler, solicitor or loud or unruly person from the Building; and closing or limiting access to the Building or any part thereof, including entrances, corridors, doors and elevators, during times of emergency repairs or after regular business hours.

Section 5.04. Access to and Inspection of the Leased Premises. Upon not less than 48 hours prior written notice, Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Leased Premises during normal business hours for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable; provided, however, in the event of an emergency, as determined in Landlord's reasonable judgment, no prior notice shall be required and entry shall not be limited to normal business hours. In addition, during the last ninety (90) days of the Term, Landlord, its employees and agents shall have the right to enter any part of the Leased Premises at reasonable times for the purposes of showing the same to prospective tenants. If representatives of Tenant shall not be present to open and permit such entry into the Leased Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Leased Premises by means of a master or passkey or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6 -- UTILITIES AND OTHER BUILDING SERVICES

Section 6.01. Services to be Provided. Provided Tenant is not in material default under this Lease beyond any applicable notice and cure period herein provided, Landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of the Leased Premises for general office use:

A. Heating, ventilation and air-conditioning between the hours of 8:00 a.m. and 7:00 p.m. on Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays. If Tenant shall require air conditioning (heating and cooling) during any season outside the hours and days above specified, Landlord shall furnish the same for the area or areas specified in a written request of Tenant delivered to the manager of the Building, and for such service, Tenant shall pay Landlord, upon receipt of a bill therefore, an amount equal to the rate Landlord, at that time, is charging for service, such amount shall be equal to twenty-five ($25.00) per hour for the first year of the Lease term, and shall not increase by more than $5.00 per hour, cumulative, for each subsequent year of the term;

B.   Electrical current not to exceed five watts (5) watts per square foot;

C.   Water in the Common Areas for lavatory and drinking purposes;

D.   Automatic elevator service;

E. Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in the Common Areas on Monday through Friday of each week except legal holidays, in accordance with the standards set forth on Exhibit H attached hereto; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming;

F.   Washing of windows at intervals reasonably established by Landlord;

G. Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting (Landlord's standard tenant finish improvements being described in Exhibit B and Exhibit F) as required from time to time as a result of normal usage;

H. Cleaning and maintenance of the Common Areas, including the removal of rubbish and snow; and

I.   Repair and maintenance to the extent specified elsewhere in this Lease.

J. Exterior lighting and pass-card access to the building after standard building hours.

K. Patrol service to monitor the parking lot and Building entrances twice nightly.

L. Twelve (12) reserved parking spaces and additional non-reserved parking spaces in parking facilities adjacent to the Building, such that the total number of parking spaces to be made available to Tenant shall be equal to three (3) spaces for every 1000 rentable square feet of space within the Leased Premises, i.e. a total of 135 parking spaces for Tenant if there are 45,000 rentable square feet within the Leased Premises.

M. Exterior signage adequate to allow the public to clearly identify the Building.

Notwithstanding the foregoing, it is understood and agreed that at Landlord's option, electrical service for the Leased Premises (including but not limited to the electrical power used to operate the heating, ventilation and air conditioning equipment serving the Leased Premises) may be separately metered for the Leased Premises, in which event (i) Tenant shall be responsible for the timely payment of all charges for electric power supplied through such meter,
(ii) neither Landlord nor any other tenant in the Building shall have any obligation to pay for all or any part of the charges for electric power used in the Leased Premises or the operations thereof, and (iii) the only electric service charges that will be included by Landlord in the Operating Expenses for purposes of Tenant's Annual Rental Adjustment will be those relating to the Common Areas (including but not limited to the parking garage and the foyers, hallways and corridors of the Building).

Section 6.02. Additional Services. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utility or building services in frequency, scope, quality or quantity substantially greater than those that Landlord determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be determined solely by Landlord, exercising its reasonable business judgment, and shall be borne by Tenant, who shall reimburse Landlord monthly for the same as additional rent at the same time Monthly Rental Installments and other additional rent is due. If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the

Building's air-conditioning system or generate substantially more heat in the Leased Premises than that which normally would be generated by the lights and business machines typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment that Landlord reasonably considers necessary in order to restore the temperature balance between the Leased Premises and the rest of the building, including equipment that modifies the building's air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.02.

Without Landlord's prior written consent, Tenant's use of electric current shall not exceed the capacity of the feeders to the Building or the risers or wiring installations, nor shall Tenant install or connect any computer, electronic data processing or other electrical equipment that in the aggregate causes Tenant's electrical usage to exceed four (4) watts per square foot. If Landlord determines that Tenant's electrical usage exceeds the aforesaid limit or otherwise exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the building or Leased Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in this Section 6.02.

Section 6.03. Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Section 6.01 may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or maybe discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services, and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Leased Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease; provided, however, that any such interruption that lasts for three
(3) or more consecutive business days and prevents Tenant from conducting business in the ordinary course within the Leased Premises shall be deemed to constitute a material disturbance of Tenant's right to use the Leased Premises, entitling Tenant to an equitable abatement of rent until such essential utilities or other building services are restored.

ARTICLE 7 -- REPAIRS, MAINTENANCE, ALTERATIONS, and IMPROVEMENTS AND FIXTURES

Section 7.01. Repair and Maintenance of Building. Subject to Section 7.02 and except for any repairs made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers and invitees, Landlord shall make all necessary repairs to the exterior walls, exterior doors, windows, corridors and other Common Areas of the Building, and Landlord shall keep the Building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants, such as elevators, plumbing, heating, air conditioning and similar equipment, in good condition and repair. Except as provided in Section 6.03 and in Article 8 and Article 10 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Leased Premises or in or to any fixtures, appurtenances and equipment therein or thereon.

Section 7.02. Repair and Maintenance of Leased Premises. Landlord shall keep and maintain the Leased Premises in good order, condition and repair. Except for the services specified in Section 6.01 (E), (F) and (G), and except for ordinary wear and tear and damage that Tenant is not obligated to repair as provided elsewhere in this Lease, the cost of all repairs and maintenance to the Leased Premises shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the reasonable cost of same as additional rent.

Section 7.03. Alterations or Improvements. Tenant may not make, or permit to be made, alterations to the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Landlord allows Tenant to make any such alterations, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Landlord considers necessary or desirable, including without limitation requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. In addition, Tenant shall provide Landlord with evidence of insurance coverage for such alterations and detailed plans and specifications satisfactory to Landlord prior to construction of such improvements. Upon completion of such construction, Tenant shall provide Landlord with lien waivers from all persons performing work or supplying materials for such alterations and such other evidence as Landlord may require in order to assure itself that no person is in a position to assert a claim or lien against the Leased Premises or the Building in connection therewith. Tenant shall promptly pay all costs attributable to such alterations. Tenant shall promptly repair any damage to the Leased Premises or the Building caused by any such alterations. Any alterations to the Leased Premises, except movable office furniture and equipment and trade fixtures, shall become a part of the realty and the property of Landlord and shall not be removed by Tenant.

Section 7.04. Trade Fixtures. Any trade fixtures installed on the Leased Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and, at the request of Landlord shall, be removed on the expiration or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the Leased Premises resulting from such removal. If Tenant fails to remove any such trade fixtures from the Leased Premises on the expiration or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall, at its expense, promptly remove the same and restore the Leased Premises to their prior condition. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 8 -- FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

Section 8.01. Substantial Destruction of the Building or the Leased Premises. If either the Building or the Leased Premises should be substantially destroyed or damaged (which as used herein means destruction or material damage to at least one-half (1/2) of the Building or the Leased Premises) by fire or other casualty, then Landlord may, at its option, terminate this Lease by giving written notice of such termination to Tenant within thirty (30) days after the date of such casualty. In such event, rent shall be apportioned to and shall cease as of the date of such casualty. If Landlord does not exercise this option, then the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as prior to the casualty; provided however, that with respect to the Leased Premises, Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord in accordance with Exhibit B and Exhibit F, and further provided that, if Tenant has made any additional improvements pursuant to Section 7.03, Tenant shall reimburse Landlord for the cost of reconstructing the same. In the event of such reconstruction, rent shall be abated from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the term.

Section 8.02. Partial Destruction of the Leased Premises. If the Leased Premises should be damaged by fire or other casualty, but not substantially destroyed or damaged to the extent provided in Section 8.01, then such damaged part of the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; provided, however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord in accordance with Exhibit B and Exhibit F, and further provided that if Tenant has made any additional improvements pursuant to
Section 7.03, Tenant shall reimburse Landlord for the cost of reconstructing the same. In such event, if the damage is expected to prevent Tenant from carrying on its normal business activity in the Leased Premises to a reasonable extent, rent shall be abated in the proportion that the approximate area of the damaged part bears to the total area in the Leased Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within one hundred eighty (180) days from the date of the casualty or such longer period as is reasonably necessary for Landlord to complete the repair using reasonable diligence, Tenant may, at its option, terminate this Lease by giving Landlord written notice of such termination, whereupon this Lease shall terminate.

Section 8.03. Casualty Insurance. Landlord shall at all times during the term of this Lease carry a policy of insurance that insures the replacement cost of the Building, including the Leased Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard "all-risk" casualty insurance policy); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or that Tenant may have in the Building or the Leased Premises or any trade fixtures installed by or paid for by Tenant on the Leased Premises or any additional improvements that Tenant may construct on the Leased Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, customers and invitees. If the tenant finish improvements installed by Landlord or Tenant pursuant to Exhibit B that are in excess of the Building standard tenant finish improvements, or any alterations or improvements made by Tenant pursuant to Section 7.03, result in an increase in the premiums charged during the term of this Lease on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being separately billed therefor.

Section 8.04. Waiver of Subrogation. Landlord and Tenant agree to have all casualty insurance that may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder; and providing further that the insurer waives all rights of subrogation that such insurer might have against the other party. Without limiting any release or waiver of liability or recovery contained in any other section of this Lease, but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, the managing agent of the Building and their respective agents, partners, servants and employees, for any loss or damage to any of its property caused by a fire or other peril usually covered by a policy of insurance of the type described in Section 8.03 or 9.02C, and each party releases the other from all liability for damage from those causes, including any subrogation claims of any insurer. This provision shall apply regardless of the negligence of either party and shall not be limited by the amount of insurance coverage:

         Notwithstanding the foregoing or anything contained in this Lease to the contrary, no such release or waiver of claims shall be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

ARTICLE 9 -- GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

Section 9.01. Tenant's Responsibility. Tenant shall assume the risk of, be responsible for, have the obligation to insure against and indemnify Landlord and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage from fire or casualty as provided in Section 8.03 and except for that caused by the negligence of Landlord and its employees, agents, tenants, customers and invitees; and, except for such loss or damage caused by Landlord's negligence or that of its employees, agents, tenants, customers and invitees, Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any adjustments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Notwithstanding anything herein to the contrary, Tenant shall bear the risk of any loss or damage to its property as provided in Section 8.03.

Section 9.02. Tenant's Insurance. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the term of this Lease carry, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverage's:

A.  Worker's Compensation -- minimum statutory amount.

B.  Comprehensive General Liability    --   Not less than $1,000,000 Combined
    Insurance, including Blanket,           Single Limit for both bodily
    Contractual Liability, Broad Form       injury and property
    Property Damage, Personal Injury,       damage.
    Completed Operations, Products
    Liability, Fire Damage.

C. "All Risk" Casualty Coverage, Vandalism and Malicious Mischief and Sprinkler Leakage insurance, for the full cost of replacement of Tenant's property.

The insurance policy or policies for the insurance required in B and C above shall name Landlord as an additional insured and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverage. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

Section 9.03. Landlord's Responsibility. Landlord shall assume the risk of, be responsible for, have the obligation to insure against and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant's property as provided in Section 8.03) occurring in, on or about the Common Areas, regardless of cause, except for that caused by the sole negligence of Tenant and its employees, agents, subtenants, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments; settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

ARTICLE 10 -- EMINENT DOMAIN

If the whole or any part of the Leased Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Leased Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease. If a part of the Leased Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Leased Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award.

ARTICLE 11 -- LIENS

Notwithstanding any provision of this Lease relating to improvements, additions, alterations, repairs and/or reconstruction of or to the Leased Premises, Landlord and Tenant hereby agree and confirm that (i) Landlord has not consented and will not consent to the furnishing of any labor or materials to the Leased Premises that would or may result in any mechanics' or material man's liens attaching to the Building or Landlord's interest in the Leased Premises, (ii) Tenant is not the agent of Landlord for the purposes of any such improvements, additions, alterations, repairs and/or reconstruction, and (iii) except as expressly provided herein, Landlord has retained no control over the manner in which any such improvements, additions, alterations, repairs and/or reconstruction are or is accomplished, and has made no agreement to make or be responsible for any payment to or for the benefit of any person furnishing labor and/or materials in connection therewith. No such person furnishing labor and/or materials to or for the account of Tenant shall be entitled to claim any lien against the Building or the interest of Landlord in the Leased Premises and such person(s) shall look solely to Tenant and the leasehold interest of Tenant under this Lease for satisfaction of any such claims. If, because of any act or omission of Tenant or any person claiming by, through or under Tenant, any mechanic's, material-man's or other lien shall be filed and/or asserted against the Leased Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record or bonded over within thirty (30) days after the date of filing thereof, and shall also indemnify
Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof. Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the Delinquency Interest Rate until paid. This section shall survive the expiration or earlier termination of this Lease.

ARTICLE 12 -- RENTAL, PERSONAL PROPERTY AND OTHER TAXES

Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Leased Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Leased Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent. If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Leased Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate governmental official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

ARTICLE 13 -- ASSIGNMENT AND SUBLETTING

Tenant may not assign this Lease or sublet the Leased Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; and any attempted assignment or subletting without such consent shall be invalid. At least thirty (30) days prior to the proposed effective date of such assignment or sublease, Tenant shall provide Landlord a signed original of the document. Tenant shall also provide, at Landlord's request, any information on the proposed assignee or subtenant that Landlord may require to make a determination of the quality of such proposed assignee or subtenant. In the event of a permitted assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease except as may be otherwise provided for herein. No assignment or subletting of the Leased Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in record able form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease. Upon the occurrence of a default hereunder, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a waiver or release of Tenant from the further performance of its obligations under this Lease or the making of a new lease with such assignee or subtenant. If Tenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease (including any applicable escalations), after deducting reasonable and customary expenses incurred by Tenant in connection therewith and paying to Landlord reasonable and customary expenses incurred by it in connection therewith, Tenant shall retain fifty percent (50%) of such excess and shall pay the remaining fifty percent (50%) to Landlord. Notwithstanding anything in this Article 13 to the contrary, Tenant shall have the right to sublease not exceeding ten thousand (10,000) rentable square feet of the Leased Premises to any reputable third party.

Landlord may, in the reasonable exercise of its discretion, refuse to give its consent to any proposed assignment or subletting for any reason (other than the creditworthiness of the proposed assignee or subtenant), including, but not limited to Landlord's determination that its interest in the Lease or the Leased Premises would be adversely affected by (i) the business reputation of the proposed assignee or subtenant, (ii) the prevailing market or quoted rental rates for space in the Building or other comparable buildings, or (iii) the proposed use of the Leased Premises by, or business of, the proposed assignee or subtenant. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving notice of the proposal, terminate this Lease in the case of a proposed assignment, or in the case of proposed subletting, terminate this Lease with respect to the portion of the Leased Premises proposed to be sublet, by giving Tenant thirty (30) days prior written notice of such termination, whereupon this Lease (in the case of a proposed assignment), or portion of the Lease with respect to the proposed area to be sublet, shall terminate.

ARTICLE 14 -- TRANSFERS BY LANDLORD

Section 14.01. Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building at any time during the term of this Lease, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance as provided in Section 15.04.

Section 14.02. Subordination. Landlord shall have the right to subordinate this Lease to any mortgage or deed of trust (herein a "mortgage") presently existing or hereafter placed upon the Building by so declaring in such mortgage, and the recording of any such mortgage shall make it prior and superior to this Lease regardless of the date of execution or recording of either document; provided that Landlord shall cause the holder of such mortgage or trustee to execute and deliver to Tenant for its execution a subordination, nondisturbance and attornment agreement which provides, among other things, that so long as no default has occurred and is continuing beyond the period of time allowed for the remedy thereof under the terms of this Lease, the holder of the mortgage or trustee (i) shall not disturb Tenant's leasehold interest or possession of the Leased Premises in accordance with the terms hereof, and (ii) waives all rights or interests in any trade fixture of either Tenant or any of its subtenants. Prior to Tenant taking occupancy of the Leased Premises, Landlord shall deliver to Tenant a subordination, nondisturbance and attornment agreement in accordance with the terms of the preceding sentence with respect to each mortgage or trust deed then constituting a lien against the Leased Premises or the Building of which the Leased Premises are a part. Within ten (10) days of Landlord's delivery thereof to Tenant, Tenant shall execute and deliver to Landlord, without cost, a subordination, nondisturbance and attornment agreement in such form as reasonably may be deemed necessary or desirable by Landlord or its mortgagee to confirm the subordination of this Lease. Within ten (10) days of Landlord's written request therefor, Tenant also shall deliver to Landlord an Estoppel Certificate in the form attached hereto as Exhibit D. Tenant shall, in the event any proceedings are brought for the foreclosure of any such mortgage, attorn to the purchaser upon any such foreclosure and recognize such purchaser as the landlord under this Lease.

ARTICLE 15 -- DEFAULTS AND-REMEDIES

Section 15.01. Defaults by Tenant. The occurrence of any one or more of the following events shall be a default under and breach of this Lease by Tenant:

A. Tenant shall fail to pay any Monthly Rental Installment of Minimum Annual Rent or the Annual Rental Adjustment or any other amounts due Landlord from Tenant as additional rent or otherwise within five (5) days after receipt of notice from Landlord that such payment is due or past due; provided, however, that with respect to Monthly Rental Installments, Landlord shall be required to give such notice to Tenant only two times during any twelve
     (12) month period before Tenant's failure to make such Monthly Rental Installments on a timely basis shall constitute a default hereunder.

B. Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease (other than those referenced in subsection 15.01(A) hereof) for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same and does so complete the required action within a time deemed to be reasonable by Landlord.

C. Tenant shall vacate, abandon or fail to occupy the Leased Premises or any substantial portion thereof for a period of not less than thirty (30) consecutive days following the Commencement Date.

D. A trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets in, on or about the Leased Premises or of Tenant's interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant shall make an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Leased Premises or Tenant's interest in this Lease shall be attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

E. A petition in bankruptcy, insolvency, or for reorganization or arrangement shall be filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

Section 15.02. Remedies of Landlord. Upon the occurrence of any event of default set forth in Section 15.01, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised at Landlord's option without further notice to or demand upon Tenant:

A. Landlord may apply the security deposit and/or re-enter the Leased Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses that Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord's action unless caused by reckless or willful misconduct on the part of Landlord.

B.   1.   Landlord may terminate this Lease as of the date of such default, in which event: (i) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Leased Premises, and Tenant shall immediately thereafter surrender the Leased Premises to Landlord; (ii) Landlord may re-enter the Leased Premises and dispossess Tenant or any other occupants of the Leased Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy that Landlord may have for possession or arrearages in rent or other sums due hereunder; and (iii) notwithstanding the termination of this Lease, Landlord may declare all rent that would have been due under this Lease for the balance of the teen to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage that Landlord may sustain by reason of such termination, less an amount equal to the reasonable rental value of the Leased Premises for the remainder of the term of this Lease (taking into account expenses of re-letting), it being expressly understood and agreed that the liabilities and remedies specified in this Subsection (B)(1) of Section 15.02 shall survive the termination of this Lease and that all amounts referred to herein shall be discounted to present value based on the market rate then customarily applicable to such situations; or

     2. Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part of the Leased Premises for a term different from that which otherwise would have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period that otherwise would have constituted the balance of the term of this Lease, together with all of Landlord's reasonable costs and expenses for preparing the Leased Premises for re-letting, including all repairs, tenant finish improvements, brokers' and attorneys' fees, and all loss or damage that Landlord may sustain by reason of such re-entry and re-letting. Landlord shall use reasonable efforts to mitigate its damages by reletting the Leased Premises on commercially reasonable terms; provided, however, that such shall not require Landlord to relet the Leased Premises on the same terms and conditions as set forth herein.

C. Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

D. In the event that Tenant fails to pay within ten (10) days of the date due and payable any Monthly Rental Installment of Minimum Annual Rent or any monthly installment of the Annual Rental Adjustment, Tenant shall pay to Landlord, to the fullest extent permitted by applicable law, a late charge of four percent (4%) of the amount due and unpaid in order to compensate Landlord for the costs and expenses of administering, handling and processing late payments.

E. In the event Tenant fails to pay within thirty (30) days after the same is due and payable any Monthly Rental Installment of Minimum Annual Rent, any monthly installment of the Annual Rental Adjustment, or any other sum or charge required to be paid by Tenant to .Landlord, such unpaid amount shall bear interest from the due date thereof to the date of payment at the Delinquency Interest Rate until paid.

Section 15.03. Default by Landlord and Remedies of Tenant. It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period; such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same. So long as the Leased Premises remain suitable for Tenant's proposed use, Tenant shall not be entitled to terminate this Lease as a result of any such default. However, in the event Landlord does not cure the above described default in the applicable time period, then in such event Tenant may do all things necessary to remedy such default and perform the obligations of Landlord which have not been fully or property performed. Landlord shall reimburse Tenant promptly for all costs and expenses reasonably incurred by Tenant in connection with the foregoing following Landlord's receipt of an itemized invoice therefor. If Landlord fails to make such payment within 60 days of Tenant's written demand, Tenant may deduct said amount from Tenant's next Monthly Rental Installment then due.

Section 15.04. Non-Waiver of Defaults. The failure or delay by either party hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default and/or breach of this Lease shall be deemed to be a waiver of any other default and/or breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 15.05. Attorneys' Fees. In the event either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the nondefaulting party employs attorneys to enforce all or any part of this Lease, collect any rent due or to become due or recover possession of the Leased Premises, the defaulting party agrees to reimburse the nondefaulting party for the attorneys' fees incurred thereby once a default is determined to have occurred, whether by judgment or otherwise.

ARTICLE 16 -- LANDLORD'S RIGHT TO RELOCATE TENANT

None. Intentionally omitted.

ARTICLE 17 -- NOTICE AND PLACE OF PAYMENT

Section 17.01. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by registered or certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Item N of the Basic Lease Provisions. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. The address specified in Item N of the Basic Lease Provisions may be changed by giving written notice thereof to the other party.

Section 17.02. Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address specified in Item N of the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice given to Tenant.

ARTICLE 18 -- ENVIRONMENTAL REPRESENTATIONS, COVENANTS AND INDEMNITIES

A. Tenant shall comply with all rules, laws, orders, ordinances, directions, regulations and requirements pertaining to air and water quality, Hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters.

B. Any Hazardous Materials brought upon, kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors or invitees shall be used, kept and stored in a manner that complies with all laws regulating such Hazardous Materials. No Hazardous Materials shall be brought upon, kept or used in or about the Leased Premises unless such Hazardous Materials are necessary or useful to Tenant's business as specified in Item J of the Basic Lease Provisions.

C. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Leased Premises or the Building, damages for the loss or restriction on use of rentable or usable space, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) that arise during or after the term of this Lease in connection with contamination of the Leased Premises or the Building by Hazardous Materials as a result of Tenant's use or activities, or the activities of Tenant's invitees, employees, agents or contractors. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Material in the Leased Premises or the Building caused or permitted by Tenant, its invitees, employees, agents, contractors or invitees results in any contamination of the Leased Premises of the Building, Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Premises and/or the Building to the condition existing prior to the presence of any such Hazardous Materials; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld. The foregoing indemnity and covenants shall survive the expiration or earlier termination of this Lease.

D. As used herein, the term "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, including, but not limited, to those substances, materials or wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or designated by the United States Environmental Protection Agency as hazardous substances (40 CFR Part 302) or hazardous waste (40 CFR Part 261), petroleum products, asbestos and such other substances, materials and wastes that are or become regulated under any applicable state, federal or local law, rule, regulation or ordinance.

E. Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, neither the Land nor the Building contains any Hazardous Materials in violation of applicable law.

ARTICLE 19 -- MISCELLANEOUS GENERAL PROVISIONS

Section 19.01. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant's business except as provided in this Lease.

Section 19.02. Insolvency or Bankruptcy. In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding.

Section 19.03. Common Areas. The term Common Areas, as used in this Lease, refers to the areas of the Building and the land described in Exhibit A-1 that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas, subject to such nondiscriminatory rules and regulations as may be adopted from time to time by Landlord including those set forth in Section 5.02 and Exhibit C of this Lease.

Section 19.04. Choice of Law. This Lease shall be governed by and construed pursuant to the laws of the State of Tennessee.

Section 19.05. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 19.06. Name. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, and in no event shall Tenant acquire any rights in or to such name.

Section 19.07. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 19.08. Time. Time is of the essence of this Lease and each and all of its provisions.

Section 19.09. Defined Terms and Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles and sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

Section 19.10. Prior Agreements; Amendments in Writing. This Lease and the letter of understanding executed pursuant to Section 2.03 hereof contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or agreed to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

Section 19.11. Payment of and Indemnification for Leasing Commissions. The parties hereby acknowledge, represent and warrant that the only real estate broker or brokers involved in the negotiation and execution of this Lease is that (or are those) named in Item I of the Basic Lease Provisions and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Tenant hereby indemnifies and holds Landlord harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who maybe deemed or held to be entitled thereto.

Section 19.12. Sever ability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

Section 19.13. Estoppel Certificate. Tenant shall; within ten (10) days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement, in the form attached hereto as Exhibit D or in such other form as Landlord may, in the exercise of its normal business judgment, request, certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, and (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed). Any prospective purchaser or mortgagee of all or any part of the Building may rely upon any such statement:

Section 19.14. Services Performed by Landlord. Any services that Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord, by the managing agent of the Building, or by one or more third persons; and Landlord further reserves the right to require Tenant to enter into agreements with such third persons in form and content approved by Landlord for the furnishing of such services; provided, however, that in no event shall Landlord be relieved of its obligation to furnish such services as provided for in this Lease.

Section 19.15. Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; unusual weather conditions or other acts of God; acts or omissions of governmental or political bodies; or civil disturbances or riots.

Section 19.16. Building Compliance. Notwithstanding any wording to the contrary. Landlord warrants that Building and Common Areas comply with Government Rules and Regulations and such ADA requirements in effect at the time of Lease commencement.

Section 19.17. Consents. Whenever this Lease provides for the consent of the Landlord or the Tenant, such consent shall not be unreasonably withheld or delayed.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


                                    LANDLORD:

                                    BURTON HILLS IV PARTNERS


                                    BY: /s/ Alex S. Palmer
                                        -------------------------------------
                                        Alex S. Palmer,
                                        Managing General Partner



                                    TENANT:

                                    SYMBION, INC.


                                    BY: /s/ Richard E. Francis, Jr.
                                        -------------------------------------

                                    Title: CEO
                                           ----------------------------------

STATE OF TENNESSEE
COUNTY OF DAVIDSON

         Personally appeared before me, the undersigned, a Notary Public in and for the State and County aforesaid, Alex S. Palmer, as Managing General Partner of Burton Hills IV, the within named bargainer, a partnership, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and that as such partner, he executed the foregoing instrument for the purposes therein contained, by signing the name of the partnership by himself as such partner.

         WITNESS my hand, at office, this 20th day of June, 2001.



                                              /s/ Anna Kathryn Iverson
                                              ----------------------------------
                                              Notary Public


My Commission Expires:

   March 27, 2004
----------------------







STATE OF TENNESSEE
COUNTY OF DAVIDSON

         Before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared Richard E. Francis with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the CEO of SYMBION, INC, the within named bargainer, a corporation, and that as such officer, he executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

         WITNESS my hand, at office, this 20th day of June, 2001.



                                              /s/ Vickie Warren
                                              --------------------------------
                                              Notary Public


My Commission Expires:


       May 30, 2004
---------------------------

                              SCHEDULE OF EXHIBITS


Exhibit A-1     Description of Land
Exhibit A-2     Description/Depiction of Leased Premises
Exhibit B       Leasehold Improvements With Respect to the Leased Premises
Exhibit C       Rules and Regulations
Exhibit D       Estoppel Certificate
Exhibit E       Commencement Date Agreement
Exhibit F       Work Letter Agreement
Exhibit G       Special Stipulations
Exhibit H       Janitorial Services
Exhibit I       Building Systems and Technology

                                 EXHIBIT A-1


                               Description of Land


Land in Davidson County, Tennessee, being Parcel 17, Tract 17 on the Plan of the Resubdivision of Tracts 1, 2 and 11 of Burton Hills, of record in Book 6250, page 978, as amended in Book 6900, page 304, Register's Office for Davidson County, Tennessee, to which plat reference is hereby made for a more complete description.

Being the same property conveyed to Burton Hills IV Partners by deed from Phycor, Inc., of record as Instrument No. 20001229-0127500, Register's Office for Davidson County, Tennessee.

                                   EXHIBIT A-2


                    Description/Depiction of Leased Premises


                              FULL FLOOR OCCUPANCY


                         [INSERT 5TH FLOOR PLAN GRAPHIC]

                              EXHIBIT A-2 CONTINUED


                        PARTIAL FLOOR OCCUPANCY AS SHOWN


                       [INSERT FOURTH FLOOR PLAN GRAPHIC]

                                  EXHIBIT B


             Leasehold Improvements With Respect To Leased Premises


         The work to be performed by Landlord or Landlord's Contractor within and with respect to the Leased Premises consists of the performance and completion of the Landlord's Work, which completes the Leased Premises to Shell Condition, and the Tenant's Work, which consists of the required tenant finish improvements constructed in accordance with plans and specifications presented by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed; provided, however, that Landlord's shall not be obligated to spend more than $21.50 per rentable square foot of space in the Leased Premises on Tenant's Work. Tenant shall pay to Landlord the cost of Tenant's Work that exceeds the Allowance ($21.50 per rentable square foot) within 30 days after receipt of written notice from Landlord.

         All capitalized words in this Exhibit B shall be deemed to have the meanings ascribed to them in this Lease, including without limitation, in the Work Letter Agreement attached as Exhibit F.

                                    EXHIBIT C


                              RULES AND REGULATIONS

         l. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls shall not be obstructed or used for any purpose other than ingress and egress.

         2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window treatments without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sun screened without written consent of Landlord.

         3. Unless expressly permitted in a tenant's lease, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises or the Building without the prior written consent of Landlord. In the event of a violation of the foregoing by any tenant, Landlord may. remove or stop it without any liability, and may charge the expense incurred in such removal or stopping to tenant. Standard interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord, at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

         4. The sashes, sash doors, windows and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

         5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, gents, visitors or licensees shall have caused the same.

         6. No tenant shall mark, paint, drill into or in any way deface any part of the Leased Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

         7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenants and their employees shall be permitted provided power shall not exceed that amount which can be provided by a 30 ampere circuit. No Tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate the Leased Premises.

         8. The Leased Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Leased Premises. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a barber or manicure shop, or as an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

         9. No tenant shall make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph or unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

         10. No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Leased Premises any inflammable, combustible or explosive fluid, chemical or substance.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must upon the termination of his tenancy, restore to the Landlord all keys of stores, offices and toilet rooms furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

         12. All removals or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours that Landlord shall reasonably determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon Previous notice to the manager of the Building and under its supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles that violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

         13. No tenant shall purchase water, ice, towel, janitorial or maintenance or other like services from any person or persons not approved by Landlord.

         14. Landlord shall have the right to prohibit any advertising by any tenant that, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

         15. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Sunday and legal holidays all persons who do not present a pass to the Building approved by Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom he requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the Tenants and the protection of the Building and the property in the Building.

         16. Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Leased Premises, be subject to and under the control and direction of the manager of the Building but novas an agent or servant of said superintendent or of the Landlord, and such tenant shall be responsible for all acts of such persons.

         17. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

         18. The requirements of tenant will be attended to only upon application to the Managing General Partner of Landlord or to the management agent designated thereby.

         19. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

         20. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Leased Premises in settings approved by Landlord to absorb or prevent any vibration, noise or annoyance.

         21. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

         22. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

         23. No vending machine or machines of any description shall be installed, maintained or operated within the Leased Premises without the written consent of Landlord.

         24. The scheduling of Tenant move-ins shall be subject to the reasonable discretion of Landlord.

                                  EXHIBIT D


                              ESTOPPEL CERTIFICATE



PREMISES:       Suites __________ Burton Hills IV Office Building
                40 Burton Hills Boulevard,
                Nashville, Tennessee

LEASE DATED:

LANDLORD:       Burton Hills IV Partners.

TENANT:         Symbion, Inc.


         The undersigned, the tenant under the above lease, certifies to, the mortgagee or purchaser of the above premises, that said lease is presently in full force and effect and unmodified except as indicated at the end of this certificate; that the term thereof has commenced and full rental is now accruing thereunder; that the undersigned has accepted possession of said premises and that any improvements required by the terms of said lease to be made by the Landlord have been completed to the satisfaction of the undersigned; that no rent under said lease has been paid more than thirty (30) days in advance of its due date; that the undersigned, as of this date, has no charge, lien or claim of offset under said lease or otherwise against rents or other charges due or to become due thereunder; and that there are no presently existing defaults on the part of the Landlord under the lease except as indicated at the end of this certificate.

         Dated ______________, 2002.


                                     TENANT:

                                     SYMBION, INC.


                                     By:    ___________________________________


                                     Title: ___________________________________

                                    EXHIBIT E

                           COMMENCEMENT DATE AGREEMENT

         Agreement made this _____ day of _____________, 2002, between Burton Hills IV Partners (hereinafter referred to as "Landlord"), and Symbion, Inc. (hereinafter referred to as "Tenant").

         WHEREAS, Landlord and Tenant entered into a lease dated
_______________, 2001 (hereinafter referred to as the "Lease") for approximately 45,000 rentable square feet in the building known as Burton Hills IV;

         NOW, THEREFORE, pursuant to the provisions of Section 2.03 of the Lease, Landlord and Tenant mutually agree to as follows:

1. The Commencement Date of the Lease Term is [November 1, 2002]. The Expiration Date of the Lease Term is [October 31, 2012]:

2. Tenant is in possession of, and has accepted, the Premises demised by the Lease, and acknowledges that all the work to be performed by Landlord in the Premises as required by the terms of the Lease has been satisfactorily completed. Tenant further certifies that all conditions of the Lease required of Landlord as of this date have been fulfilled and there are no defenses or off-sets against the enforcement of the Lease by Landlord.

3. The actual number of rentable square feet within the Leased Premises is ______________ and accordingly, the Minimum Annual Rent is as follows:

         Year 1:    $24.00/RSF     $__________ Annually    $___________ Monthly
         Year 2:    $24.00/RSF     $__________ Annually    $___________ Monthly
         Year 3:    $24.00/RSF     $__________ Annually    $___________ Monthly
         Year 4:    $26.00/RSF     $__________ Annually    $___________ Monthly
         Year 5:    $26.00/RSF     $__________ Annually    $___________ Monthly
         Year 6:    $27.00/RSF     $__________ Annually    $___________ Monthly
         Year 7:    $27.00/RSF     $__________ Annually    $___________ Monthly
         Year 8:    $28.000/RSF    $__________ Annually    $___________ Monthly
         Year 9:    $28.000/RSF    $__________ Annually    $___________ Monthly
         Year 10:   $28.000/RSF    $__________ Annually    $___________ Monthly

         IN WITNESS, WHEREOF, the parties hereto have signed and sealed this Agreement, the ____ day of ______________, 2001.

LANDLORD:

BURTON HILLS IV PARTNERS,
a Tennessee General Partnership

By:
    ---------------------------------------------
    Alex S. Palmer,
    Managing General Partner


TENANT:

SYMBION, INC.

By:
       ------------------------------------------

Title:
       ------------------------------------------

                                    EXHIBIT F

                              WORK LETTER AGREEMENT

                             TO LEASE BY AND BETWEEN
                            BURTON HILLS IV PARTNERS,
                                AS LANDLORD, AND
                                  SYMBION, INC.
                                    AS TENANT

SYMBION, Inc.
40 Burton Hills Boulevard
Nashville, Tennessee 37215

         Re: Entire rentable area of the top (fifth (5th)) floor and a portion of the fourth (4th) floor of Burton Hills IV Office Building, 40 Burton Hills Blvd., Nashville, Tennessee

Gentlemen:

         You (hereinafter referred to as "Tenant") and we (hereinafter referred to as "Landlord'") are executing, simultaneously with this Work Letter Agreement (herein so called), a written lease ("Lease") covering the space referred to above (hereinafter called the "Leased Premises").

         To induce Tenant to enter into said Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1. DEFINITIONS. The terms defined in this Paragraph 1, for all purposes of this Work Letter Agreement; shall have the meanings herein specified, and, in addition to the terms defined herein, the definitions in the Lease shall also apply to this Work Letter Agreement.

         1.1. "Shell Condition" shall mean the condition' of the Building substantially completed with the following improvements: (i) outside walls and smooth and level concrete floors ready for carpet or other floor covering; (ii) Building Standard (hereinafter defined) acoustic tile ceiling grid system installed throughout (with uninstalled ceiling materials available from Landlord) with height at 10 feet except where otherwise noted to clear perimeter windows and with Building Standard drapery pocket or soffit detail provided; (iii) Building Standard power supplied to panels provided on floors (providing power with a capacity of at least 8 watts/RSF);
                  (iv) power grid for lighting installed in ceiling (with eight light fixtures per 1,000 SF stacked on floor in Leased Premises); (v) men's and women's restroom facilities with Building Standard finishes located on each floor; (vi) multi-zone, roof mounted HVAC system capable of providing 1.75 CFM/RSF of fresh air and an air temperature of 56 degrees Fahrenheit at the base building shaft completed to base building (with five Building Standard diffusers per 1,000 SF stacked on floor in Leased Premises); thermostats located (but not installed) in the ceilings near VAV boxes; any modifications to base building would be inclusive in tenant build-out; (vii) main elevator-lobby of the Building; (viii) freight elevator operational for contractors and subcontractors to enable them to perform tenant finish construction work; (ix) sprinkler risers and main loop on each floor of Building; (x) as to the Leased Premises, two (2) means of ingress/egress, with doors, frames and hardware approved by Tenant; (xi) demising walls and columns taped, beaded and sanded, ready for paint or wall covering; and (xii) telephone equipment room located on each floor; (xiii) Building Standard window coverings installed.

         1.2. "Dried in Condition" shall mean the condition of the Leased Premises when Landlord has (a) provided reasonable vertical transportation to such phase of the Leased Premises to permit Tenant's' Work (hereinafter defined) to commence and proceed,
                  (b) completed the outside walls
                  and unfinished concrete floors of the next higher Building level to the extent necessary to protect the Leased Premises from the elements, and (c) provided access to Building Standard Utilities on each floor on which the phase of the Leased Premises in question is located.

         1.3. "Building Standard" shall mean the quantity and quality of materials, finishing and workmanship specified by Landlord in the plans and specifications for the Building.

         1.4. "Landlord's Work" shall mean the Building Standard items which are supplied, installed and finished by Landlord, according to Building Standard specifications and which complete the Leased Premises to Shell Condition. Landlord's Work also shall include all items necessary to cause the Building to be in compliance with all applicable laws, building codes and regulations, including the Americans with Disabilities Act.

         1.5. "Tenant's Work" shall mean the items which are supplied, installed and finished by Landlord on behalf of Tenant (unless Tenant elects to supply, install and finish such items), as provided for herein below, which exceed Shell Condition, and which shall be paid for by Landlord or Tenant as provided for herein below, including without limitation, architectural and engineering documents.

         1.6. "Expenditure Authorization" shall mean an authorization by Tenant to Landlord to expend funds on behalf of Tenant for Tenant's Work on the Leased Premises.

         1.7. "Landlord's" Contractor" shall mean the person or firm from time to time selected by Landlord with Tenant's concurrence, not to be unreasonably withheld or delayed, to perform Tenant's Work in the Leased Premises.

         1.8. "Rentable Area of the Building" shall have the meaning specified in the Lease.

         1.9. "Rentable Area of the Leased Premises" shall have the meaning specified in this Lease.

         1.10. "Leasehold Improvements" shall mean the aggregate of the Landlord's Work and Tenant's Work.

2.       TENANT'S WORK

         2.1.     Design and Construction of Leasehold Improvements

                  (a) Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in completion of Landlord's Work and Tenant's Work shall be carried out by Landlord's Contractor under the direction of Landlord, but with Tenant's input on all major areas of concern. Tenant shall cooperate with Landlord and Landlord's Contractor to promote the efficient and expeditious completion of such work. Prior to the latter to occur of (i) September l, 2001, or (ii) one hundred twenty days after the date of the execution of this Lease by each of the parties hereto, Landlord shall provide Tenant with a set of base plans for the Building, architectural renderings thereof, and an AUTO-CAD CD for floor planning purposes. If any material changes to the base plans for the Building are made, Landlord will provide Tenant with updated plans. On or before December 15, 2001, Tenant shall submit to Landlord plans, drawings, information, instructions and specifications with respect to Tenant's Work for the Leased Premises, including without limitation, special finish specifications and/or upgrades if necessary after Tenant's receipt of the plans, in form sufficient for submission of same for bidding and pricing the cost of Tenant's Work. Based on such submissions, Landlord and/or Landlord's Contractor shall provide Tenant with one or more cost estimates for the Tenant's Work on or before February 1, 2002. Tenant shall approve such cost estimates, or cause to be made such changes in the plans and specifications or cost estimates as may be necessary to reduce the cost of Tenant's Work to an amount acceptable to Tenant, and then submit final, approved plans, drawings, information, instructions and specifications and cost estimates with respect of such Tenant's Work on or before March 1, 2001.

                  (b) Any delay caused by Tenant in connection with the completion of Tenant's Work by Landlord's Contractor pursuant to this
         Section 2.01 shall in no event delay the Commencement Date or the payment of Rent; provided, however, that any such delay shall extend the time allowed for Landlord's Contractor to complete the work in question. By way of illustration, and not in limitation, of the foregoing:

                  (i) Any delay caused by Tenant's failure to submit initial or final plans and specifications or to approve cost estimates within the time periods set forth in Section 2.01(a) above shall be charged to Tenant.

                  (ii) Any delay resulting from failure by Tenant to approve or reasonably reject any shop drawings, samples, mock-ups, or models within ten (10) days of submission thereof shall be charged to Tenant.

                  (iii) In the event Tenant requires specific products to be used in completion of Tenant's Work, any delay whatsoever which results from Tenant's review of shop drawings, samples, mock-ups, or products, shall be charged to Tenant, and if Tenant specifies particular suppliers of any material, any delay which results from a failure by such supplier to comply with delivery schedules necessary to maintain the normal progression of the work shall be charged to Tenant.

                  (iv) Any delay which results from unavailability or delay in the delivery of any special equipment, including, but not limited to, computer systems, special communications equipment, or other equipment not associated with normal office uses, shall be charged to Tenant.

                  (v) Any delay which results from Tenant's requests for changes in the components of the Shell Condition of the Leased Premises, to the extent such requested changes are not included in the original plans and specifications for Tenant's Work submitted for Landlord's approval shall be charged to Tenant.

                  (c) Tenant agrees to pay Landlord the cost (labor and materials) reasonably incurred for all work to complete the Tenant's Work in excess of the allowance to be provided by Landlord of $21.50 per rentable square foot of space within the Leased Premises (the "Allowance") within thirty (30) days after being billed therefor. Landlord shall have the right to submit interim statements of cost's incurred in excess of the Allowance, which shall be paid by Tenant to Landlord within thirty (30) days after being billed therefor. Tenant agrees that in the event of default of payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of Rent under the Lease.

         2.2      TENANT'S WORK COMPLETION DATE

                  (a) Notwithstanding any provisions to the contrary contained in the Lease, the Term and Tenant's obligation to pay Rent set forth in
         Section 3 of the Lease with respect to the Leased Premises shall commence on the date that is 30 days after the date of the "Tenant's Work Completion Date", that is, the date when all of the following have occurred: (i) Landlord's architect's certificate of Substantial Completion with respect to the Leasehold Improvements shall have been delivered to Landlord and Tenant; (ii) substantial completion of Tenant's Work as certified by an architect mutually acceptable to Landlord and Tenant (any cost associated with such architect's certification to be Tenant's responsibility); (iii) Landlord shall have obtained a certificate of occupancy for the Building and the Leased Premises from the governmental authority which has authority to issue such certificates in the jurisdiction wherein the Leased Premises are located; and (iv) Landlord and Tenant shall have accepted the Leasehold Improvements as being in substantial conformity with the final, approved plans and specifications submitted by Tenant, as said plans and specifications may have been modified by change orders or otherwise with Tenant's and Landlord's approval.

                  (b) A failure by Landlord to deliver the Leased Premises to Tenant on or before the Target Commencement Date shall not terminate the Lease, or be deemed a breach thereof by Landlord, but the Lease shall continue in full force and effect. In such event, however, the Rent provided for in Section 3 of the Lease shall not begin to accrue with respect to the Leased Premises until the "Commencement Date" (as defined in the Lease) shall occur. Furthermore, Landlord shall reimburse Tenant for any costs incurred by Tenant as a result of Tenant's having to "holdover" under Tenant's existing lease for office space on West End Avenue.

                  (c) Notwithstanding the foregoing, in the event the Building (excluding tenant finish work for other tenants) and Leasehold Improvements are not substantially complete by June 1, 2003 (as such date may be extended by delays in completing the Leasehold Improvements caused solely by Tenant's delays), Tenant shall have the option to terminate this Lease by giving Landlord written notice thereof. Upon such termination, neither party shall have any further obligation to the other under this Lease or otherwise.

         2.3. If there are any changes in Tenant's Work by or on behalf of Tenant, from the work as reflected in the final working drawings, each such change must receive the prior written approval of Landlord and must be paid for by Tenant to the extent that the cost thereof exceeds the Allowance, and, in the event of any such approved change in the working drawings, Tenant shall, upon completion of Tenant's Work, furnish Landlord with an accurate "as-built" plan of Tenant's Work as constructed, which plans shall be incorporated into this Work Letter Agreement by this reference for all intents and purposes.

         2.4. Under no circumstances whatsoever will Tenant or Tenant's authorized representative ever alter or modify or in any manner disturb any system or installation of the Building, including, but not limited to, Central plumbing system, Central electrical system, Central heating, ventilating and air conditioning systems, Central fire protection and fire alert systems, Central building maintenance systems, Central structural systems, elevators, and anything located within the Central core of the Building. Only with Landlord's express written permission and under direct supervision of Landlord or Landlord's Contractor shall Tenant or Tenant's authorized representative alter, add to or modify, or in any manner disturb any Branch of any system or installation of the Building which is located within the Leased Premises, including, but not limited to, Branch plumbing system, Branch electrical system, Branch heating, ventilating and air conditioning system, and Branch fire protection and alert system (for the purposes of this Section 2.03 "Central" shall be defined as that portion of any Building system or component which is within the core and/or common to and/or serves or exists for the benefit of other tenants in the Building, and shall include, but not be limited to, main fire loops on each floor of the Building and duct work to the VAV box; and "Branch" shall be defined as that portion of any Building system or component which serves to connect or extend Central systems into the Leased Premises).

         2.5. All design, construction and installation shall conform to the requirements of applicable building, plumbing, electrical and fire codes and the requirements of any authority having jurisdiction over or with respect to such work, as such codes and requirements may from time to time be amended, supplemented, changed or interpreted. Furthermore, all such design, construction and installation of Leasehold Improvements must always receive written approval of Landlord or Landlord's Contractor, as the case may be, prior to commencement.

         2.6. Tenant agrees to use, as a part of Tenant's Work, Building Standard corridor doors and hardware unless other corridor doors and hardware are requested by Tenant and approved by Landlord.

         2.7. Tenant shall bear all costs of completing Tenant's Work, including, without limitation, costs of working drawings and specifications, and all costs of construction to improve the Leased Premises to a condition greater than provided for by the Allowance. Notwithstanding any provision contained herein to the contrary, it is understood and agreed that Landlord shall have no obligation to commence installation of any work in the Leased Premises until Tenant shall have furnished to Landlord and Landlord shall have approved the final working drawings as required by the provisions hereof. Notwithstanding the review and approval by Landlord of Tenant's plans and specifications, Landlord shall have no responsibility or liability in regard to the safety, sufficiency, adequacy or legality thereof and Tenant shall be solely responsible for the compliance of such plans and specifications with all applicable laws and regulations, the architectural completeness and sufficiency thereof and other matters relating thereto.

3.       LANDLORD'S WORK.

         3.1. As Landlord's contribution to the Leasehold Improvements, Landlord will provide in or to the Leased Premises the Building Standard items required to complete the Leased Premises to Shell Condition and the Allowance to be used by Tenant to pay for all or a portion of the cost of completion of the Leasehold Improvements.

         3.2. The costs of modifications and changes from Building Standard for any item will include the cost of architectural and engineering design and the increased costs of construction, and such costs will be paid by Tenant.

         3.3. Landlord shall be responsible for all construction and installation conforming to the requirements of applicable building, plumbing and electrical codes and the requirements of any authority having jurisdiction over, or with respect to, such work in the event Landlord's Contractor performs the Tenant Work.

4. PUNCH LIST WORK. Notwithstanding any provision to the contrary contained in this Lease, within thirty (30) days following Tenant's Work Completion Date, Tenant shall submit to Landlord a written itemization (the "Punch List") of items of construction that were not properly completed. Upon receipt of the Punch List, Landlord shall expeditiously (but not later than thirty (30) days thereafter) cause such items to be corrected or completed. If the nature of such Punch List item is such that it cannot reasonably be completed within such thirty (30) day period, Landlord shall commence to repair or complete such item within the thirty (30) day period and shall diligently prosecute such Punch List work to completion.

5. DEFECTIVE WORK. Landlord warrants to Tenant that (i) the Leasehold Improvements will be constructed in accordance with the plans and specifications submitted by Tenant, (ii) all materials and equipment furnished will be new, unless otherwise specified, (iii) the Building and the Leasehold Improvements will be of good quality, free from faults and defects in all material respects, and (iv) the Building and the Leasehold Improvements shall comply in all material respects with all applicable laws, codes and regulations, including by way of example, but not as a limitation, environmental, zoning, building and land use laws, codes and regulations. Without limiting the generality of the foregoing, if within one (1) year after the date of substantial completion of the Building and the Leasehold Improvements, the Leasehold Improvements or any part thereof is found to be defective or not in accordance with Tenant's plans and specification, Landlord shall correct the same within a thirty (30) day period, unless Tenant has previously given Landlord, a written acceptance of such condition. Unless such condition is specifically referred to and accepted in a written instrument delivered to Landlord, Tenant's acceptance of the Leasehold Improvements pursuant to the Lease shall not be deemed to be written acceptance of any such condition.

         If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provided below for that purpose.

LANDLORD:

Burton Hills IV Partners

By:
    --------------------------------------
           Managing General Partner

AGREED TO AND ACCEPTED THIS 20th day of June, 2001.


TENANT:

SYMBION, Inc.

By:    /s/ Richard E. Francis, Jr.
       --------------------------------------

Title: CEO
       --------------------------------------

                                  EXHIBIT G

                              SPECIAL STIPULATIONS


1.       Right of First Refusal.

A. If any space adjoining the Leased Premises (being on the same floor as the Leased Premises) becomes vacant and available for lease during the Term of this Lease, Landlord shall notify Tenant of its availability in writing and Tenant shall have fifteen (15) days from the date of Landlord's notice to Tenant to advise Landlord in writing that Tenant accepts such space offered in its present condition or built out in accordance with a mutually approved plan, and agrees that it shall become a part of the Leased Premises. Failure by Tenant to notify Landlord within the time specified shall constitute Tenant's waiver of its right to add such space to its Leased Premises.

B. The Minimum Annual Rental for the space offered shall be equal to the market rate applicable at the time, but in no case shall the Minimum Annual Rental be less than the rate then payable for the Leased Premises according to the terms of this Lease, including any rent escalations. The approximate date possession is to be delivered shall be set forth in Landlord's notice to Tenant. Tenant's obligation to commence payment of Minimum Annual Rental shall occur on the earlier of the date possession is delivered to Tenant by Landlord as evidenced by a certificate of occupancy or when Tenant occupies all or a portion of such space for the conduct of its business and continues until the expiration or sooner termination of this Lease.

C. Any additional rental obligation of Tenant contained in this Lease based upon the relationship of the Leased Premises to the total rentable area of the Building shall be adjusted to reflect the increase in the area of the Leased Premises. Prior to delivery of possession, Tenant shall execute an amendment to this Lease reflecting the addition to the Leased Premises, the additional Minimum Annual Rental, the change in ratio of the Leased Premises to the total rentable area of the Building and any other revisions necessary because of such additional space being added to the Leased Premises. All other terms and conditions of this Lease shall apply to the area of the Leased Premises added pursuant hereto; provided, however, the Allowance for such additional space shall be reduced prorata, based on the number of years in the original Term of the Lease versus the number of years remaining in the Term at the time of Tenant's exercise of its right of first refusal.



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


                                    EXHIBIT H


              JANITORIAL SCHEDULE -- TENANT SPACE (LEASED PREMISES)


SERVICE SPECIFICATIONS

         PART I -- DAILY SERVICES -- TENANT SPACE

                  Section A -- Floors

                  1. Hard surface floors: swept and/or dust mopped with dust control treated mops or other effective tools and left free of dust; spillages removed as needed

                  2.    Carpet: vacuumed


                  Section B -- Restrooms -- Tenant Space and/or Full Floor
                  Tenant

                  1.    Floors: detergent mopped and rinsed

                  2.    Fixtures: cleaned and sanitized

                  3.    Mirrors: cleaned

                  4.    Bright metal: polished

                  5.    Supply pipes: cleaned

                  6. Waste receptacle: emptied, cleaned and plastic liner replaced as needed

                  7. Towel, tissue and hand soap receptacle: refilled from Tenant's stock


                  Section C -- Receptacles

                  1. Waste receptacle: emptied and resulting debris placed in designated areas. Plastic liners replaced as necessary from Tenant's stock.


                  Section D -- Dusting -- Tenant Space

                  1. Filing cabinets, bookcases, chairs, tables and other office furniture: dusted with dust control treated cloths or other effective tools and left clean and free of dust. No correspondence or notes shall be moved.

                  2. Window sills, ledges, moldings, picture frames and other low dusting: dusted with dust control treated cloths or other effective tools. Office machines will be dusted upon request.


                  Section E -- Glass -- Tenant Space where applicable

                  1.    Entrance door glass: cleaned


                  Section F -- Miscellaneous

                  1.    Drinking fountains: cleaned and sanitized

                  2.    Kitchen sinks: cleaned and polished

         PART II -- OTHER FREQUENCIES -- TENANT SPACE

                  Section A -- Monthly Service

                  1.    Window blinds and window sills: dusted

                  2.    Elevator tracks: thoroughly cleaned and polished

                  Section B -- Quarterly Service

                  1.    All hard surfaced flooring: machine polished

                  2.    Wash ceramic tile walls in restrooms

                  3.    Machine scrub restroom floors with disinfectant




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                                    I - 1

                                 FRONT ELEVATION


                        [INSERT FRONT ELEVATION GRAPHIC]

                                  EXHIBIT I

                         Building Systems and Technology


1. Exterior appearance as referenced in attached renderings featuring granite accents and precast concrete panels with reflective glass windows.

2. Two-story atrium lobby appointed with marble, granite, and high quality hardwood accents:

3. Central restroom facilities on each floor with ceramic tile individual built in stalls with stained wood doors.

4. Three passenger elevators servicing all tenant floors with separate service core including dedicated loading dock and freight elevator.

5. Interior partitioning consisting of nine- (9'0") foot floor to ceiling 5/8" gypsum board and steel stud frame.

6. Demising partitioning if twelve foot six inches (12'6") from concrete floor to underside of slab above with steel stud frame.

7. Entry doors to be solid stain grade hardwood veneer, 9'0" x 3'0" x 1 3/4" in painted hollow metal frames with mortise lever handle hardware.

8. Interior doors to be solid stain grade hardwood veneer, 8'6" x 3'0" x 1 3/4" in painted hollow metal frames with cylindrical latch set.

9. Ceiling system shall be suspended white 2'0" x 2'0" acoustical laid into 2'0" x 2'0" white steel grid.

10. Building Standard carpeting shall be 30oz., 100% Spectron nylon anti-static, tufted cute pile, jute backed, glued down.

11. Interior window treatment shall include thin-type horizontal blinds, one per window.

12. Lighting systems include three-lamp deep-dish parabolic lighting fixtures with energy saving ballast, lay-in 2'0" x 4'0" type.

13.      Computerized energy management systems for optimal energy efficiency.

14. Heating, Ventilating and Air Conditioning system shall be variable air volume consisting of 10 interior zones and 15 exterior zones per floor each individually thermostatically controlled.

15.      Sprinklers shall be semi-recessed heads in standard ceiling tile.

16. 5th floor tenant space shall have single door access to the balcony overlooking center court. Balcony area will include concrete pavers and finishes consistent with the renderings contained in this exhibit. Single door access shall be located to either the right or left of center.


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                                      I - 2

                                    SITE PLAN


                           [INSERT SITE PLAN GRAPHIC]




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                                      I - 3

                           FOURTH FLOOR PLAN (TYPICAL)


                       [INSERT FOURTH FLOOR PLAN GRAPHIC]




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                                      I - 4

                           FIFTH FLOOR PLAN (TYPICAL)


                        [INSERT FIFTH FLOOR PLAN GRAPHIC]





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